Exhibit 10.3

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

NOTICE OF PERFORMANCE SHARE UNIT AWARD

You have been awarded Performance Share Units of Activision Blizzard, Inc. (the “Company”), as follows:

•                 Your name:  [___________________________________________________________________________]

•                 Total number of Performance Share Units awarded (representing the maximum number of Performance Share Units which may vest hereunder):  [____________________________________________________]

•                 Target number of Performance Share Units awarded:  [__________________________________________]

•                 Date of Grant:  [_________________________________________________________________________]

•                 Grant ID:  [____________________________________________________________________________]

•                 Your Award of Performance Share Units is governed by the terms and conditions set forth in:

•                 this Notice of Performance Share Unit Award;

•                 the Performance Share Unit Award Terms attached hereto as Exhibit A (the “Award Terms”);

•                 the Schedule for Vesting attached hereto as Exhibit A-1; and

•                 the Company’s 2014 Incentive Plan, the receipt of a copy of which you hereby acknowledge.

•                 Your Award of Performance Share Units has been made in connection with your Employment Agreement, and is also governed by any applicable terms and conditions set forth in such agreement.

•                 Schedule for Vesting:  Except as otherwise provided under the Award Terms, the Performance Share Units awarded to you shall vest in accordance with the schedule set forth on Exhibit A-1 hereto.

•                 Please sign and return to the Company this Notice of Performance Share Unit Award, which bears an original signature on behalf of the Company.  You are urged to do so promptly.

•                 Please return the signed Notice of Performance Share Unit Award to the Company at:

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA  90405
Attn:  Stock Plan Administration

•                 By accepting the Award, you are deemed to be bound by the terms and conditions set forth in the 2014 Incentive Plan, this Notice of Performance Share Unit Award and the Award Terms.

You should retain the enclosed duplicate copy of this Notice of Performance Share Unit Award for your records.

Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Award Terms.

ACTIVISION BLIZZARD, INC.

Brian Stolz
Chief People Officer

Date:

ACCEPTED AND AGREED:

Robert A. Kotick

Date:

EXHIBIT A

ACTIVISION BLIZZARD, INC.

2014 INCENTIVE PLAN

PERFORMANCE SHARE UNIT AWARD TERMS

1.         Definitions.

(a)        For purposes of these Award Terms, the following terms shall have the meanings set forth below:

“Award” means the award described on the Grant Notice.

“Cause” shall have the meaning given to such term in the Employment Agreement.

“Common Shares” means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 10 hereof.

“Company” means Activision Blizzard, Inc. and any successor thereto.

“Company Group” means the Company and its subsidiaries.

“Company-Sponsored Equity Account” means an account that is created with the Equity Account Administrator in connection with the administration of the Company’s equity plans and programs, including the Plan.

“Date of Grant” means the Date of Grant of the Award set forth on the Grant Notice.

“Employment Agreement” means that certain Employment Agreement between Grantee and the Company dated as of October 1, 2016.

“Employment Violation” means any material breach by Grantee of the Employment Agreement (with any breach of the post-termination obligations contained therein deemed to be material for purposes of this definition).

“Equity Account Administrator” means the brokerage firm utilized by the Company from time to time to create and administer accounts for participants in the Company’s equity plans and programs, including the Plan.

“Exercise Rules and Regulations” means (i) the Securities Act or any comparable federal securities law and all applicable state securities laws, (ii) the requirements of any securities exchange, securities association, market system or quotation system on which Common Shares are then traded or quoted, (iii) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (iv) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.

“Grantee” means the recipient of the Award named on the Grant Notice.

“Grant Notice” means the Notice of Performance Share Unit Award to which these Award Terms are attached as Exhibit A.

“Look-back Period” means, with respect to any Employment Violation by Grantee, the period beginning on the date which is 12 months prior to the date of such Employment Violation by Grantee and ending on the date of computation of the Recapture Amount with respect to such Employment Violation.

“Performance Share Units” means units subject to the Award, which represent the conditional right to receive Common Shares in accordance with the Grant Notice and these Award Terms, unless and until such units become vested or are forfeited to the Company in accordance with the Grant Notice and these Award Terms.

“Plan” means the Activision Blizzard, Inc. 2014 Incentive Plan, as amended from time to time.

“Recapture Amount” means, with respect to any Employment Violation by Grantee, the gross gain realized or unrealized by Grantee upon all vesting of Performance Share Units or delivery or transfer of Vested Shares during the Look-back Period with respect to such Employment Violation, which gain shall be calculated as the sum of:

(i)         if Grantee has received Vested Shares during such Look-back Period and sold any such Vested Shares, an amount equal to the sum of the sales price for all such Vested Shares; plus

(ii)        if Grantee has received Vested Shares during such Look-back Period and not sold all such Vested Shares, an amount equal to the product of (A) the greatest of the following: (1) the Market Value per Share of Common Shares on the date such Vested Shares were issued or transferred to Grantee, (2) the arithmetic average of the per share closing sales prices of Common Shares as reported on NASDAQ for the 30 trading day period ending on the trading day immediately preceding the date of the Company’s written notice of its exercise of its rights under Section 13 hereof, or (3) the arithmetic average of the per share closing sales prices of Common Shares as reported on NASDAQ for the 30 trading day period ending on the trading day immediately preceding the date of computation, times (B) the number of such Vested Shares which were not sold.

“Resignation” shall have the meaning given to such term in the Employment Agreement.

“Section 409A” means Section 409A of the Code and the guidance and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended.

“Vested Shares” means the Common Shares to which the holder of the Performance Share Units becomes entitled upon vesting thereof in accordance with Section 2 or 3 hereof.

“Withholding Taxes” means any taxes, including, but not limited to, social security and Medicare taxes and federal, state and local income taxes, required under any applicable law to be withheld from amounts otherwise payable to Grantee.

(b)        Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

2.         Vesting.  Except as otherwise set forth in these Award Terms, the Performance Share Units shall vest in accordance with the “Schedule for Vesting” set forth on the Grant Notice.  Each Performance Share Unit, upon vesting thereof, shall entitle the holder thereof to receive one Common Share (subject to adjustment pursuant to Section 10 hereof).

3.         Termination of Employment.

(a)        Cause.  In the event that Grantee’s employment is terminated by any entity in the Company Group for Cause, as of the date of such termination of employment all Performance Share Units shall cease to vest and any outstanding Performance Share Units and Vested Shares that have yet to settle pursuant to Section 8 hereof shall immediately be forfeited to the Company without payment of consideration by the Company.

(b)        Resignation.  Unless the Committee determines otherwise, in the event that Grantee’s employment is terminated upon his Resignation, as of the date of such termination of employment all Performance Share Units shall cease to vest and, with the exception of any Vested Shares that have yet to settle pursuant to Section 8 hereof, shall immediately be forfeited to the Company without payment of consideration by the Company.

(c)        Other.  In the event that Grantee’s employment is terminated for any reason, the terms of the Employment Agreement shall govern the impact on the Performance Share Units.

4.         Tax Withholding.

(a)        Regardless of any action the Company or the Employer takes with respect to any Withholding Taxes related to Grantee’s participation in the Plan and legally applicable to Grantee, Grantee acknowledges that the ultimate liability for all Withholding Taxes is and remains Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Grantee further acknowledges that the Company and/or the Employer (A) make no representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of the Performance Share Units, including, without limitation, the grant, vesting or payment of the Award, the subsequent sale of Vested Shares acquired, and the receipt of any dividends; and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Share Units to reduce or eliminate Grantee’s liability for Withholding Taxes or achieve any particular tax result.  Further, if Grantee is subject to tax in more than one jurisdiction, Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Withholding Taxes in more than one jurisdiction.  The Company shall have no obligation to deliver any Vested Shares unless and until all Withholding Taxes contemplated by this Section 4 have been satisfied.

(b)        The Company shall determine the method or methods Grantee may use to satisfy any Withholding Taxes resulting from the vesting of any Performance Share Units, the issuance or transfer of any Vested Shares or otherwise in connection with the Award at the time such Withholding Taxes become due, which may include any of the following:  (i) by delivery to the Company of a bank check or certified check or wire transfer of immediately available funds; (ii) through the delivery of irrevocable written instructions, in a form acceptable to the Company, that the Company withhold Vested Shares otherwise then deliverable having a value equal to the aggregate amount of the Withholding Taxes (valued in the same manner used in computing the amount of such Withholding Taxes); (iii) arranging for the sale, on Grantee’s behalf, of Vested Shares otherwise then deliverable to Grantee (valued in the same manner used in computing the amount of such Withholding Taxes); or (iv) by any combination of (i), (ii) or (iii) above.  Further, any entity in the Company Group shall have the right to require Grantee to satisfy any Withholding Taxes contemplated by this Section 4 by any of the aforementioned methods or by withholding from Grantee’s wages or other cash compensation.

(c)        The Company Group may withhold or account for Withholding Taxes contemplated by this Section 4 by reference to applicable withholding rates, including minimum or maximum applicable statutory rates, and if the Company Group withholds more than the amount necessary to satisfy the liability, Grantee will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent Shares.  If the obligation for Withholding Taxes is satisfied by withholding in Shares, for tax purposes, Grantee will be deemed to have been issued the full number of Vested Shares underlying the Performance Share Units, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Withholding Taxes.  No fractional Shares will be withheld or issued pursuant to the settlement of the Performance Share Units and the Withholding Taxes thereunder.

5.         Deemed Agreement.  By accepting the Award, Grantee is deemed to be bound by the terms and conditions set forth in the Plan, the Grant Notice and these Award Terms.

6.         Reservation of Shares.  The Company shall at all times reserve for issuance or delivery upon vesting of the Performance Share Units such number of Common Shares as shall be required for issuance or delivery upon vesting thereof.

7.         Dividend Equivalents. The holder of the Performance Share Units shall not be entitled to receive any payment, payment-in-kind or any equivalent with regard to any cash or other dividends that are declared and paid on Common Shares.

8.         Receipt and Delivery.  As soon as administratively practicable (and, in any event, within 30 days) after any Performance Share Units vest, the Company shall (a) effect the issuance or transfer of the resulting Vested Shares, (b) cause the issuance or transfer of such Vested Shares to be evidenced on the books and records of the Company, and (c) cause such Vested Shares to be delivered to a Company-Sponsored Equity Account in the name of the person entitled to such Vested Shares (or, with the Company’s consent, such other brokerage account as may be requested by such person); provided, however, that, in the event such Vested Shares are subject to a legend as set forth in Section 16 hereof, the Company shall instead cause a certificate evidencing such Vested Shares and bearing such legend to be delivered to the person entitled thereto.

9.         Committee Discretion.  Except as may otherwise be provided in the Plan, the Committee shall have sole discretion to (a) interpret any provision of the Plan, the Grant Notice and these Award Terms, (b) make any determinations necessary or advisable for the administration of the Plan and the Award, and (c) waive any conditions or rights of the Company under the Award, the Grant Notice or these Award Terms.  Without intending to limit the generality or effect of the foregoing, any decision or determination to be made by the Committee pursuant to these Award Terms, including whether to grant or withhold any consent, shall be made by the Committee in its sole and absolute discretion, subject only to the terms of the Plan.  Subject to the terms of the Plan, the Committee may amend the terms of the Award prospectively or retroactively; however, no such amendment may materially and adversely affect the rights of Grantee taken as a whole without Grantee’s consent.  Without intending to limit the generality or effect of the foregoing, the Committee may amend the terms of the Award (i) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 10 hereof) affecting any entity in the Company Group or any of the Company’s other affiliates or the financial statements of any entity in the Company Group or any of the Company’s other affiliates, (ii) in response to changes in applicable laws, regulations or accounting principles and interpretations thereof, or (iii) to prevent the Award from becoming subject to any adverse consequences under Section 409A.

10.       Adjustments.  Notwithstanding anything to the contrary contained herein, pursuant to Section 12 of the Plan, the Committee will make or provide for such adjustments to the Award as are equitably required to prevent dilution or enlargement of the rights of Grantee that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any change of control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Award such alternative consideration (including, without limitation, cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Award.

11.       Registration and Listing.  Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue or transfer any Performance Share Units or Vested Shares, and no Performance Share Units or Vested Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with all Exercise Rules and Regulations.  The Company is under no obligation to register, qualify or list, or maintain the registration, qualification or listing of, Performance Share Units or Vested Shares with the SEC, any state securities commission or any securities exchange, securities association, market system or quotation system to effect such compliance.  Grantee shall make such representations and furnish such information as may be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the Securities Act relating to Performance Share Units or Vested Shares, to issue or transfer Performance Share Units or Vested Shares in compliance with the provisions of that or any comparable federal securities law and all applicable state securities laws.  The Company shall have the right, but not the obligation, to register the issuance or transfer of Performance Share Units or Vested Shares or resale of Performance Share Units or Vested Shares under the Securities Act or any comparable federal securities law or applicable state securities law.

12.       Transferability.  Subject to the terms of the Plan and only with the Company’s consent, Grantee may transfer Performance Share Units for estate planning purposes or pursuant to a domestic relations order; provided, however, that any transferee shall be bound by all of the terms and conditions of the Plan, the Grant Notice and these Award Terms and shall execute an agreement in form and substance satisfactory to the Company in connection with such transfer; and provided, further that Grantee will remain bound by the terms and conditions of the Plan, the Grant Notice and these Award Terms.  Except as otherwise permitted under the Plan or this Section 12, the Performance Share Units shall not be transferable by Grantee other than by will or the laws of descent and distribution.

13.       Employment Violation.  In the event of an Employment Violation, the Company shall have the right to require (a) the forfeiture by Grantee to the Company of any outstanding Performance Share Units or Vested Shares which have yet to settle pursuant to Section 8 hereof and (b) payment by Grantee to the Company of the Recapture Amount with respect to such Employment Violation; provided, however, that, in lieu of payment by Grantee to the Company of the Recapture Amount, Grantee, in his or her discretion, may tender to the Company the Vested Shares acquired during the Look-back Period with respect to such Employment Violation (without any consideration from the Company in exchange therefor).  Any such forfeiture of Performance Share Units and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with such Employment Violation, including, without limitation, the right to terminate Grantee’s employment if not already terminated and to seek injunctive relief and additional monetary damages.

14.       Compliance with Applicable Laws and Regulations and Company Policies and Procedures.

(a)        Grantee is responsible for complying with (i) any federal, state and local taxation laws applicable to Grantee in connection with the Award and (ii) all Exercise Rules and Regulations.

(b)        The Award is subject to the terms and conditions of any policy requiring or permitting the Company to recover any gains realized by Grantee in connection with the Award, including, without limitation, the Policy on Recoupment of Performance-Based Compensation Related to Certain Financial Restatements.

15.       Section 409A.

(a)        Payments contemplated with respect to the Award are intended to comply with Section 409A, and all provisions of the Plan, the Grant Notice and these Award Terms shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.  Notwithstanding the foregoing, (i) nothing in the Plan, the Grant Notice and these Award Terms shall guarantee that the Award is not subject to taxes or penalties under Section 409A and (ii) if any provision of the Plan, the Grant Notice or these Award Terms would, in the reasonable, good faith judgment of the Company, result or likely result in the imposition on Grantee or any other person of taxes, interest or penalties under Section 409A, the Committee may, in its sole discretion, modify the terms of the Plan, the Grant Notice or these Award Terms, without the consent of Grantee, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such taxes, interest or penalties; provided, however, that this Section 15 does not create an obligation on the part of the Committee or the Company to make any such modification, and in no event shall the Company be liable for the payment of or gross up in connection with any taxes, interest or penalties owed by Grantee pursuant to Section 409A.

(b)        Neither Grantee nor any of Grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable with respect to the Award to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to Grantee or for Grantee’s benefit with respect to the Award may not be reduced by, or offset against, any amount owing by Grantee to the Company.

(c)        Notwithstanding anything to the contrary contained herein, if (i) the Committee determines in good faith that the Performance Share Units do not qualify for the “short-term deferral exception” under Section 409A, (ii) Grantee is a “specified employee” (as defined in Section 409A) and (iii) a delay in the issuance or transfer of Vested Shares to Grantee or his or her estate or beneficiaries hereunder by reason of Grantee’s “separation from service” (as defined in Section 409A) with any entity in the Company Group is required to avoid tax penalties under Section 409A but is not already provided for by this Award, the Company shall cause the issuance or transfer of such Vested Shares to Grantee or Grantee’s estate or beneficiary upon the earlier of (A) the date that is the first business day following the date that is six months after the date of Grantee’s separation from service or (B) Grantee’s death.

16.       Legend.  The Company may, if determined by it based on the advice of counsel to be appropriate, cause any certificate evidencing Vested Shares to bear a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘ACT’), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

17.       No Right to Continued Employment.  Nothing contained in the Grant Notice or these Award Terms shall be construed to confer upon Grantee any right to be continued in the employ of any entity in the Company Group or derogate from any right of any entity in the Company Group to retire, request the resignation of, or discharge Grantee at any time, with or without Cause.

18.       No Rights as Stockholder.  No holder of Performance Share Units shall, by virtue of the Grant Notice or these Award Terms, be entitled to any right of a stockholder of the Company, either at law or in equity, and the rights of any such holder are limited to those expressed, and are not enforceable against the Company except to the extent set forth in the Plan, the Grant Notice or these Award Terms.

19.       Severability.  In the event that one or more of the provisions of these Award Terms shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

20.       Venue and Governing Law.

(a)        For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the grant of the Performance Share Units or these Award Terms, the parties submit and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Los Angeles County, California or the federal courts of the United States for the Central District of California, and no other courts, regardless of where the grant of the Performance Share Units is made and/or to be performed.

(b)        To the extent that federal law does not otherwise control, the validity, interpretation, performance and enforcement of the Grant Notice and these Award Terms shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws thereof.

21.       Successors and Assigns.  The provisions of the Grant Notice and these Award Terms shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Grantee and, to the extent applicable, Grantee’s permitted assigns under Section 12 hereof and Grantee’s estate or beneficiaries as determined by will or the laws of descent and distribution.

22.       Notices.

(a)        Any notice or other document which Grantee may be required or permitted to deliver to the Company pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn: Stock Plan Administration, or such other address as the Company by notice to Grantee may designate in writing from time to time.  Notices shall be effective upon delivery.

(b)        Any notice or other document which the Company may be required or permitted to deliver to Grantee pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed to Grantee at the address shown on any employment agreement or offer letter between Grantee and any entity in the Company Group in effect at the time, or such other address as Grantee by notice to the Company may designate in writing from time to time.  The Company may also, in its sole discretion, deliver any such document to Grantee electronically via an e-mail to Grantee at his or her Company-provided email address or through a notice delivered to such e-mail address that such document is available on a website established and maintained on behalf of the Company or a third party designated by the Company, including, without limitation, the Equity Account Administrator.  Notices shall be effective upon delivery.

23.       Conflict with Employment Agreement or Plan.  In the event of any conflict between the terms of the Employment Agreement and the terms of the Grant Notice or these Award Terms and/or the terms of the Plan, the terms of the Employment Agreement (with the exception of Section 12 (“Shareholder Value Creation Incentive”) thereof) shall control.

24.       Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Grantee’s participation in the Plan, on the Performance Share Units and on any Common Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to facilitate the administration of the Plan, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

25.       Waiver.  Grantee acknowledges that a waiver by the Company of a breach of any provision of these Award Terms shall not operate or be construed as a waiver of any other provision of these Award Terms, or of any subsequent breach by Grantee or any other grantee of an equity award from the Company.